<Stamped DKT 9872 PAGE 630>

                                 EXHIBIT 3.3

                     CERTIFICATE OF CORPORATE RESOLUTION
                  AMENDING THE ARTICLES OF INCORPORATION OF
                      RED ROCK MINING CO., INCORPORATED


KNOW ALL MEN BY THESE PRESENTS:
-------------------------------

      That at a Special Meeting of the Stockholders of RED ROCK MINING CO., INCORPORATED, called and held at 1245 South Seventh Street, Phoenix, Arizona, on the 20th day of November, 1972, at the hour of 9:00 o'clock, a.m., and call of meeting having been duly waived, in writing, by Stockholders holding all of the issued and outstanding shares of stock of the Corporation, the following Articles of the Articles of Incorporation were, by affirmative vote of all the issued and outstanding stock of the said Corporation, amended to read as follows:

         "ARTICLE I. The name of this Corporation shall be Industries International, Incorporated."

         "ARTICLE IV. The authorized capital stock of this Corporation shall consist of ten million shares of common stock, $0.10 [PAR VALUE], said stock to be paid for at such time and in such manner the Board of Directors may designate. Such stock shall be issued as fully paid and shall be forever non-assessable. The Judgment of the Board of Directors as to the value of the property taken, or services rendered in exchange for stock, shall be conclusive in the absence of fraud. No stockholder shall have pre-emptive rights as to any stock now or hereinafter authorized to be issued, but the issuance of stock shall be in the sole discretion of the Board of Directors."

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to the Articles of Incorporation to be executed by its President and its Corporate Seal to be affixed and attested by its Secretary this 6th day of December, 1972.

                         RED ROCK MINING CO., INCORPORATED



                                By: /s/ Ronald Matusek
                                   ------------------------------
                                        Ronald Matusek, President

ATTEST:


By: /s/ Richard Steinke
   --------------------------
   Richard Steinke, Secretary


STATE OF ARIZONA        )
                        : ss.
COUNTY OF PIMA          )

     On this 6th day of December, 1972, before me, the undersigned Notary Public, personally appeared Ronald Matusek and Richard Steinke, President and Secretary respectively, being duly authorized thereon to, and executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.



                               /s/ illegible
                               ---------------------
                               Notary Public

My Commission Expires:

     7-11-74
-----------------

                                                <Stamped: DKT 9872 Page 629>
                               STATE OF ARIZONA
                            Corporation Commission

<Seal of The Arizona
Corporation Commission
appears here>

   To all Whom These Presents shall Come, Greetings:

     I, George M. Dempsey, Secretary of the Arizona Corporation Commission, do hereby certify that the annexed is a true and complete copy of the AMENDMENT to the ARTICLES OF INCORPORATION of RED ROCK MINING CO., INCORPORATED changing the name to

                    INDUSTRIES INTERNATIONAL, INCORPORATED

which was filed in the office of the Arizona Corporation Commission on the 7th day of December, 1972, as provided by law.

    IN WITNESS WHEREOF, I have hereunto set may hand and affixed the official seal of the Arizona Corporation Commission, at the Capital, in the City of Phoenix, this 7 day of December, A.D. 1972.

/s/ George M. Dempsey
-----------------------
Secretary

                                      <Stamped
                                       ARIZONA CORPORATION COMMISSION
                                       Incorporation Division
                                       FILED
                                       DEC 7 1972
                                       At 2:00 PM
                                       Ronald Matusek
                                       Address: 2924 Bloomfield
                                       Phoenix Arizona 85029
                                       By: Kay A. rogers, Secretary
                                       George M. Dempsey>

STATE OF ARIZONA           )          No. 16472
                           :ss
County of Maricopa         )

     I hereby certify that the within instrument was filed and recorded at the request of Ronald Matusek, Dec 11 1972 in Docket 9872 on page 629-632. Witness my had and official seal the day and year aforesaid.

    /s/ <signature illegible>, County Recorder
     --------------------------------------
         Deputy Recorder